UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMENDMENT NO. 2

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Alberta	2890	71-1630889
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6001 54 Ave.

Taber, Alberta, Canada

T1G 1X4

(403) 223-2995

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel B. O’Brien

6001 54 Ave.

Taber, Alberta, Canada

T1G 1X4

(403) 223-2995

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Hart

Hart & Hart, LLC

1624 N. Washington Street

Denver, Colorado 80203

(303) 839-0061

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

Flexible Solutions International, Inc. (the “Company”) may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of these securities, as well as any of these securities issuable upon the exercise of warrants, at an initial offering price not to exceed $7,989,854, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to the Company from the sale. The prospectus supplement will set forth, without limitation, the terms of the offering and sale of such securities.

The Company may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable prospectus supplement.

The Company may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Company’s common stock is traded on the NYSE American under the symbol “FSI”. On January 3, 2023 the closing price of the Company’s common stock on the NYSE American was $3.04.

The aggregate market value of the Company’s voting and non-voting common equity pursuant to General Instruction I.B.6 of Form S-3 was $37,777,830 as of January 3, 2023 and was calculated as follows:

●	shares outstanding as of January 3, 2023	12,426,260

●	multiplied by the closing trading price of the Company’s common stock on January 3, 2023	$3.04

	Aggregate market value	$37,777,830

One-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company as of January 3, 2023 was $7,989,854.

The amount of all securities offered pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of the prospectus was $0.00.

The date of this Prospectus is ________, 2023

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PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

Securities Offered:

The Company may offer from time to time shares of common stock, preferred stock, convertible preferred stock rights, warrants, units consisting of one or more of the foregoing securities, as well as any of these securities issuable upon the exercise of the warrants, at an initial offering price not to exceed $7,989,854, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. The Company may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which the Company’s securities may be offered.

Common Stock Outstanding:	As of January 3, 2023 the Company had 12,426,260 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options or warrants.

Risk Factors:	The purchase of the securities offered by this prospectus involves a degree of risk. See the “Risk Factors” section of this prospectus.

Common Stock NYSE American symbol:	FSI

BUSINESS OVERVIEW

We manufacture Thermal Polyaspartates (“TPAs”) in our Peru, Illinois plant using a thermal polymerizing process. The multiple variants produced are optimized for individual market verticals and sold for end use or through distribution.

TPAs for Oilfields. TPAs are used to reduce scale and corrosion in various “topside” water systems. They are used in place of traditional phosphonate and other products when biodegradability is required by environmental regulations. We have the ability to custom manufacture TPAs depending on the specific water conditions associated with any oil well. TPAs are also used in fracking fluids to reduce the toxicity while maintaining equal function.

TPAs for the Agricultural Industry. TPAs have the ability to reduce fertilizer crystallization before, during and after application and can also delay crystal formation between fertilizer and minerals present in the soil. Once crystallized, fertilizer and soil minerals are not able to provide plant nourishment. As a result, in select conditions the use of TPAs either blended with fertilizer or applied directly to crops can increase yields significantly. TPAs are designated for crop nutrient management programs and should not be confused with crop protection and pesticides or other agricultural chemical applications. Depending on the application, TPA products are marketed under a variety of brands including EX-10TM, AmisorbTM, LYNXTM, MAGNETTM, AmGroTM and VOLTTM. Markets of significance include corn, wheat, soybeans, rice, potatoes, sugar beets, cotton, tomatoes, almonds and other high value per acre crops.

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TPAs for Irrigation. The crystallization prevention ability of TPAs can also be useful in select irrigation conditions. By reducing calcium carbonate scale propagation, TPAs can prevent early plugging of drip irrigation ports, reduce maintenance costs and lengthen the life of equipment. TPAs compete with acid type scale removers, but have the advantage of a positive yield effect on the plant, as well as an easier deployment formulation with liquid fertilizers when used as part of a “fertigation” program. Our TPAs for drip irrigation scale prevention are marketed and sold through the same channels as TPAs used by the agricultural industry.

TPAs in Cleaning Products. TPA can replace polyacrylates in cleaning products which is valuable because TPA is biodegradable while polyacrylates are not. In a cleaning product formulation, TPA prevents the re-deposition of dirt onto the surfaces to be cleaned allowing dirt to be rinsed away.

Nitrogen conservation products for agriculture. We manufacture and sell two conservation products and mixtures used for slowing nitrogen loss from fields. One significant loss route for nitrogen fertilizer is enzymatic degradation by bacteria naturally present in soil. Our product, SUN 27TM inhibits the bacterial action and keeps the nitrogen fertilizer available for plant growth. The second significant nitrogen loss mechanism is de-nitrification. This is also caused by bacterial activity in soil resulting in oxygen being stripped from the fertilizer leaving nitrogen gas. The gas can’t be used by the plants and escapes into the atmosphere. Our N Savr 30TM product uses the most effective active ingredients available to combat this cause of fertilizer loss. We sell SUN 27TM and N Savr 30TM through distributors in North and South America under our trade names and under private labels.

HEATSAVR®

Our studies indicate that approximately 70% of the energy lost from a swimming pool occurs through water evaporation. HEATSAVR® is a chemical product for use in swimming pools and spas that forms a thin, transparent layer on the water’s surface. The transparent layer slows the evaporation of water, allowing the water to retain a higher temperature for a longer period of time and thereby reducing the energy required to maintain the desired temperature of the water. We have received reports from our commercial customers documenting energy savings of between $2,400 and $6,000 per year when using HEATSAVR®.

In outdoor pools, the HEATSAVR® also provides convenience compared to pool blankets. It is often inconvenient to use conventional pool blankets since a pool blanket must be removed and stored before the pool can be used. Pool blankets do not provide any energy savings when not on the pool. Conversely, HEATSAVR® eliminates the need to install, remove and store the blanket and works 24 hours a day. In addition, the use of HEATSAVR® in an indoor pool results in even greater energy savings since indoor pool locations use energy not only to heat the pool water, but also to air condition the pool environment. By slowing the transfer of heat and water vapor from the pool to the atmosphere of the pool enclosure, less energy is required to maintain a pool at the desired temperature and there is a reduced load on the air-conditioning system. We also manufacture and sell products which automatically dispense HEATSAVR® into commercial size swimming pools or spas at the rate of one ounce per 400 sq. ft. of water surface per day.

WATERSAVR®

This product utilizes a patented variation of our HEATSAVR technology to reduce water evaporation in reservoirs, potable water storage tanks, livestock watering ponds, aqueducts, canals and irrigation ditches. WATERSAVR may also be used for lawn and turf care and potted and bedding plants.

WATERSAVR® is sold in granulated form and can be applied by hand, by fully automated scheduled metering, or by an automatic dispenser.

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Tests have indicated that WATERSAVR®:

●	Reduces daily water evaporation as much as 54%;
●	Reduces monthly water evaporation as much as 37%;
●	Is odorless;
●	Has no effect on invertebrates or vertebrates;
●	Has no anticipated effect on any current drinking water treatment processes; and
●	Is biodegradable.

We have one part-time employee involved in the sales and marketing of WATERSAVR®.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, those statements relating to development of new products, our financial condition and our ability to increase distribution of our products. Forward-looking statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” “plans,” “intends,” or other similar terminology. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is anticipated or forecasted in these forward-looking statements due to numerous factors, including, but not limited to, our ability to generate or obtain sufficient working capital to continue our operations, changes in demand for our products, the timing of customer orders and deliveries and the impact of competitive products and pricing. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that our actual results will be consistent with these forward-looking statements. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date this Prospectus.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual or Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DILUTION

As of September 30, 2022, we had a net tangible book value of $2.36 per share. An investor purchasing shares pursuant to the prospectus supplement which we will subsequently file will suffer dilution equal in amount to the difference between the price paid for the securities we offer and our net tangible book value at the time of purchase.

PLAN OF DISTRIBUTION

The Company may sell shares of its common stock, preferred stock, convertible preferred stock, rights, or warrants, units consisting of any of the foregoing, as well as any of these securities issuable upon the exercise of warrants in and/or outside the United States: (i) through underwriters, placement agents, or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts, commissions, and other items constituting underwriters’ or placement agents’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to an underwriter or a placement agent. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by the Company to any FINRA member or independent broker-dealer in connection with an offering of the Company’s securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

The Company’s securities may be sold:

●	At a fixed price.

●	As the result of the exercise of warrants or rights, or the conversion of preferred shares, at fixed or varying prices, as determined by the terms of the warrants, rights or convertible securities.

●	At varying prices in at the market offerings.

●	In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters may be obligated to purchase all the offered securities if any are purchased.

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If dealers are utilized in the sale of offered securities in respect of which the prospectus supplement is delivered, the Company will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

If an agent is used in an offering, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

The securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

The Company may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to the Company’s approval. The Company will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by the Company.

Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification from the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

DESCRIPTION OF SECURITIES

Common Shares

The Company is authorized to issue an unlimited number of common shares. Holders of the Company’s common shares are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the Company’s outstanding common shares can elect all directors.

Subject to the rights of holders of preferred shares, if any, holders of the Company’s common shares are entitled to receive such dividends as may be declared by the Company’s board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company’s board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of the Company common shares do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common shares. All outstanding common shares are fully paid and non-assessable.

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Preferred Stock

The Company is authorized to issue an unlimited number of preferred shares of preferred stock in one or more series. Subject to the Alberta provisions of the Business Corporations Act, the Company’s directors may, by resolution, establish the designations, powers, rights, preferences, qualifications, restrictions and limitations of any series of preferred shares. Convertible preferred stock can be converted into the Company’s common shares at a fixed price or at a price which would vary depending on the market price of the Company’s common shares. As of the date of this Prospectus, no preferred shares were outstanding.

Other securities which may be offered by the Company are described below. As of the date of this Prospectus, none of the securities described below were outstanding.

Rights

Rights entitle the holders of the Company’s common shares or other securities to purchase the Company’s common shares or other securities at a fixed price prior to a specified date.

Warrants

Warrants entitle the holders of the warrants to purchase the Company’s common shares or other securities at a fixed price prior to a specified date.

Units

Units can consist of one or more of the securities listed above.

Transfer Agent

Computershare, Inc., of Denver, Colorado, is the transfer agent for the Company’s common stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hart & Hart, LLC, Denver, Colorado.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Smyth LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our directors and officers are indemnified as provided by the Alberta Business Corporation Act and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

The Company is subject to the requirements of the Securities Exchange Act of l934 and is required to file 10-K, 10-Q, 8-K reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by the Company can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company. The address of that site is http://www.sec.gov.

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The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission’s internet site.

The Company will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, Alberta, Canada

T1G 1X4

(403) 223-2995

Attn: Daniel O’Brien

INCORPORATION OF DOCUMENTS BY REFERENCE – We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this Registration Statement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022;

●	our Current Reports on Form 8-K filed with the SEC on April 1, 2022, April 12, 2022, April 18, 2022(three reports), May 17, 2022, July 26, 2022(two reports), August 16, 2022 September 30, 2022, November 15, 2022, and November 22, 2022;

●	our Proxy Statement relating to our November 18, 2022 Annual Meeting of Shareholders; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 12, 2002 and all amendments and reports updating that description

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference may be accessed at the website of the Securities and Exchange Commission: www.sec.gov and at the Company’s website: www.flexiblesolutions.com.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by the Company to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

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Flexible Solutions International, Inc.

PROSPECTUS

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this prospectus.

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

SEC Filing Fee	$882
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	4,118
TOTAL	$50,000

All expenses other than the SEC filing fees are estimated.

Item 15. Indemnification of Officers and Directors.

Our directors and officers are indemnified as provided by the Alberta Business Corporation Act and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibit Number	Description

3.1	Articles of Continuance (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 16, 2022)

3.2	Amended and Restated Bylaws (incorporated by reference to Annex C to the Company’s Registration Statement on Form S-4 (File #333-266314)

5	Legal Opinion of Hart & Hart, LLC (1)

21.1	Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-4, File No. 333-266314)

23.1	Consent of Hart & Hart, LLC (1)

23.2	Consent of Smythe LLP (1)

107	Filing Fee Table (1)

(1) FILED WITH AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)	To include any prospectus required by Section l0(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(I) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby authorizes the agent for service named in this registration statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, on the 16th day of February 2023.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel O’Brien
Daniel O’Brien, President & Chief Executive
Officer

Pursuant to the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel B. O’Brien	President, Principal Executive Officer,	February 16, 2023
Daniel B. O’Brien	Principal Financial and Accounting Officer and a Director

/s/ John H. Bientjes	Director	February 16, 2023
John H. Bientjes

/s/ Robert T. Helina	Director	February 16, 2023
Robert T. Helina

/s/ Thomas Fyles	Director	February 16, 2023
Thomas Fyles

/s/ Ben Seaman	Director	February 16, 2023
Ben Seaman

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EXHIBITS

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

REGISTRATION STATEMENT ON FORM S-3

AMENDMENT NO. 1